Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LUXOTTICA GROUP S.p.A.

We consent to the incorporation by reference in Registration Statements No. 333-14006 and 333-9546 of Luxottica Group S.p.A on Form S-8 of our report dated June 28, 2007, relating to the financial statements and financial statement schedule of Luxottica Group S.p.A (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment” and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statement No. 87, 88, 106 and 132R”) and of our report dated June 28, 2007, relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 20-F of Luxottica Group S.p.A for the year ended December 31, 2006.

Milan, Italy

June 28, 2007

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova Milano Napoli Padova Parma Perugia	Member of
Roma Torino Treviso Verona	Deloitte Touche Tohmatsu

Sede Legale: Via Tortona, 25 - 20144 Milano - Capitale Sociale: Euro 10.328.220,00 i.v.
Partita IVA/Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239